SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of
VirtualAcademics.com, Inc., As New Client

ST. PETERSBURG, Fla.Jan 27 , PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of VirtualAcademics.com, Inc. (OTC Bulletin
Board: VADC) as the newest client to join ISMR's services.

VirtualAcademics.com, Inc., is a pioneer in the international distance education and training market. VADC, through its Barrington University subsidiaries, operates five schools that offer education and training in six languages to students in over 40 countries. VADC operates one of the largest domestic and international educational portals on the Web, providing industry and potential students access to over a thousand college and graduate courses, as well as certified training programs.

To receive investor information please contact: Steven Bettinger, President 561-994-4446
Corporate Advisors: Global Development Advisors  561-694-9425

For online investor information go to
www.internetstockmarket.com/corpprof/v/vadc.html

To receive updates on ISMR's Emerging Companies subscribe at www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information on VADC has been supplied to Global Development Advisors. Global Development Advisors retained the services of ISMR and paid the necessary fees to ISMR for exposure for VADC. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to VirtualAcademics.com, Inc., or Global Development Advisors nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.

Source: Internet Stock Market Resources, Inc.